EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: February 17, 2012

Oilsands Quest Receives Court Approval of Financing and CCAA Extension;
Receives New Higher Bid for Non-Core Eagles Nest Asset

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest,” or “the Company”) has received Court approval of its previously-announced DIP financing and its request to extend creditor protection. Court approval of the announced sale of the Company’s Eagles Nest asset has been delayed, because a second party has come forward with a substantially higher offer for the asset.

The Alberta Court of Queen’s Bench (the “Court”) approved Oilsands Quest’s debtor-in-possession ("DIP") financing of CDN$3.75 million, to fund ongoing operating costs and other expenses while the Company is under creditor protection. Advances under the DIP facility are now available to the Company.

Oilsands Quest also requested and obtained an extension of the order providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) ("CCAA"), which was to expire February 17, 2012. Creditor protection under the CCAA will now expire May 18, 2012, unless further extended as required and approved by the Court.

Oilsands Quest previously stated that it would request Court approval for the sale of its Eagles Nest property to an unrelated third party for CDN$4.4 million. However, on February 15, 2012, the Company received an additional offer to purchase the Eagles Nest property from another third party. Under this new offer, the buyer would pay CDN$6 million for the asset, with a non-refundable deposit of CDN$400,000. In light of the late offer, the Court delayed its decision on the asset sale until February 22, 2012, to allow time for the new offer to be evaluated fully and for any additional prospective bidders to come forward.

Oilsands Quest continues to operate under the protection of CCAA with the assistance of a Court-appointed monitor. The Company’s common shares remain suspended from trading until either a delisting occurs or until the NYSE permits the resumption of trading.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements,” including the expected date for closing the sale of the Eagles Nest asset. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

CUSIP# 678046 10 3 NYSE Amex: BQI

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced solicitation process while under creditor protection, its ability to submit a timely plan to its stakeholders and the court under the CCAA and to resolve its operational, legal and financial difficulties, the possible delisting of its securities from NYSE Amex, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 9, 2011. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.